Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 3, 2004, appearing in the Registration Statement on Form 10 of SoftBrands, Inc. as amended June 26, 2005.

PricewaterhouseCoopers LLP

/s/ PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota

July 27, 2005